Exhibit 10.7

***TEXT OMITTED AND SUBMITTED SEPARATELY
PURSUANT TO CONFIDENTIAL TREATMENT REQUEST
UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 230.406

OEM PURCHASE AND LICENSE AGREEMENT

By and Between

OBJET GEOMETRIES LTD.

and

RICOH PRINTING SYSTEMS AMERICA, INC.

This OEM PURCHASE & LICENSE AGREEMENT (“Agreement”) is made and entered into by and between RICOH PRINTING SYSTEMS AMERICA, INC., (hereinafter called “RICOH”), having an office at 2390-A Ward Avenue, Simi Valley, California 93065, and OBJET GEOMETRIES LTD., having offices at 2 Holtzman Street, Science Park, Rehovot, Israel (hereinafter called “LICENSEE”).

For good and valuable consideration, RICOH and LICENSEE agree as follows:

1.                            RECITALS

This Agreement is made with reference to the following facts:

1.1                 RICOH and/or its licensor has developed ink jet printer technology which employs a proprietary printhead and proprietary electronics.

1.2                 RICOH and/or its licensor has also developed trade secrets and confidential information and know-how regarding the use of such printhead(s) subassemblies thereof and/or electronics in a document processing or other printing device (e.g., a printer) and the method of operation in order to form indicia on various media. LICENSEE has contributed its own confidential information and know-how toward development of a printhead configuration unique to LICENSEE’s printhead.

1.3                 LICENSEE desires to continue to purchase from RICOH printheads, subassemblies thereof and/or related electronics and requires the use of the confidential information and trade secrets of RICOH to assemble the printheads, subassemblies and/or electronics into an ink jet printing device and to operate and use the ink jet printing device of LICENSEE’s own design in the Field of Use defined in Appendix A.

1.4                 RICOH, rather than selling the ink jet printer, is willing to continue to sell Printhead(s) (as defined below), subassemblies and/or electronics for each printing device along with a license to use certain RICOH confidential information and trade secrets in connection with said Printhead(s), subassemblies and/or electronics to enable LICENSEE to continue to assemble, operate and use such items in the printing device. RICOH and LICENSEE acknowledge that in order to effectuate these arrangements, each has and will continue to provide to the other party trade secrets, confidential information, know-how, other protected or patentable information, and patents that all pertain to a single product, an ink jet printer, and that the utility of such items is interdependent and inseparable.

1.5                 RICOH (formerly Hitachi Koki Imaging Solutions Inc.) and LICENSEE have   been parties to an agreement dated January 17, 2000 (“Original Effective Date”) reflecting such terms and which through subsequent amendments has remained in effect (“Original Agreement”). The parties agree that the Original Agreement shall expire at 11:59pm U.S. Pacific Standard Time on the day preceding the date on which both parties have executed this Agreement (“Cut-Off Time”), and this Agreement shall become effective at 12:00am U.S. Pacific Standard Time on the date both parties have executed this Agreement (“Effective Date”). The Original Agreement shall apply to all products ordered until the Cut-Off Time and this Agreement shall apply to all products ordered from the Effective Date.

2.                             DEFINITIONS

The following definitions shall apply to this Agreement and any amendments hereto:

2.1  Confidential Technical Information.   “Confidential Technical Information” shall mean any or all of RICOH’s Technical Information disclosed, directly or indirectly, to LICENSEE by RICOH heretofore or hereafter under this Agreement, which information shall be indicated as confidential, except:  (a) technical information which at the time of its disclosure was in the public domain;  (b) technical information which RICOH generally makes available to third parties without restrictions on use or disclosure;  (c)  technical information which LICENSEE can show was in its possession  at the time of disclosure and was not acquired, directly or indirectly, from RICOH  or from a third party under an obligation of confidence; and  (d) technical information which LICENSEE can show was received by it after the time of disclosure from a third party who did not require LICENSEE to hold it in confidence and who did not acquire it, directly or indirectly, from RICOH under an obligation of confidence. All technical information disclosed by RICOH to LICENSEE hereunder shall be presumed to be confidential.

2.2  Intellectual Property.  “Intellectual Property” means any inventions, discoveries, ideas, improvements, processes, devices, products, designs, technology, specifications, formulations, compounds, recipes, software, equipment, chemicals, resins, trade secrets, data, information or the like, whether patentable or not, held, obtained, developed, or conceived by a party or the parties and related to the Printheads.

2.3  Intellectual Property Rights.  “Intellectual Property Rights” means, with respect to the Intellectual Property, any and all right, title and interest in and to any and all trade secrets, patents, know-how, copyrights, service marks, trademarks, trade names, rights in trade dress and packaging, moral rights, rights of privacy, publicity and similar rights of any type, including Patent Rights, under the laws or regulations of any foreign or domestic governmental, regulatory or judicial authority.

2.4  Convoyed Sales Rule. “Convoyed Sales Rule” means RICOH’s right to receive [***], because the [***] functions with the Licensed Product (a) to produce a desired end product or result; or (b) to constitute a single complete machine or functional unit; or (c) such that they cannot effectively be used independent of one another.

2.5  Resin. For purposes of this Agreement, Resin shall include any jettable fluid that may be used by LICENSEE with the Printhead.

2.6  Licensed Product.  “Licensed Product” shall mean (a)  LICENSEE’s printer system or printer subsystem as described in Appendix A, (b) for use solely in the Field of Use defined in Appendix A, (c) that employs (i) RICOH’s printheads (“Printheads”) and (ii) RICOH’s Technical Information (as defined below).  Appendix A is attached hereto and incorporated herein by this reference.

2.7  RICOH Technical Information.  “RICOH Technical Information” shall mean use, operating and assembly information and know-how, written or otherwise (including, without limitation any software or firmware), relating to the Printhead, including changes, enhancements, and improvements, whether copyrighted or not, which RICOH possesses during the term of this Agreement, in so far as is necessary or useful to LICENSEE in the

***CONFIDENTIAL TREATMENT REQUESTED

assembly, use, test, installation, maintenance, or operation of the Printhead(s) in connection with the Licensed Product.

2.8  Licensee Technical Information.  “Licensee Technical Information” shall mean any or all of the LICENSEE technical information disclosed, directly or indirectly, to RICOH by LICENSEE heretofore or hereafter under this Agreement, which information shall be indicated as confidential, except:  (a) technical information which at the time of its disclosure was in the public domain;  (b) technical information which LICENSEE generally makes available to third parties without restrictions on use or disclosure;  (c) technical information which RICOH can show was in its possession  at the time of disclosure and was not acquired, directly or indirectly, from LICENSEE or from a third party under an obligation of confidence; and  (d) technical information which RICOH can show was received by it after the time of disclosure from a third party who did not require RICOH to hold it in confidence and who did not acquire it, directly or indirectly, from LICENSEE under an obligation of confidence.  All technical information disclosed by LICENSEE to RICOH hereunder shall be presumed to be confidential.

2.9  Patent Rights.  “Patent Rights” shall mean (a) all patents and patent applications relevant to the Printhead(s) owned by or assigned to RICOH as of the Effective Date, (b) all divisions, continuations, and reissues or extensions thereof hereafter obtained, and (c) all patents licensed to RICOH by its parent company with the right to grant sublicenses incident to the sale of the Printhead(s).  Notwithstanding the foregoing, Patent Rights does not mean or include patents, patent applications and claims thereof which cover the LICENSEE printer system or subsystem into which the Printhead(s) is placed, where such coverage would exist even in the absence of the Printhead(s).

2.10  Printhead. “Printhead” shall mean RICOH’s proprietary multi-channel, drop-on-demand piezoelectric fluid-jetting actuator.

2.11  Replacement Parts.   “Replacement Parts” shall mean Printhead(s) sold by LICENSEE as service parts in connection with the Licensed Product.

2.12  Technical Support.  “Technical Support” shall mean limited technical assistance provided by RICOH to advise LICENSEE about the Printhead in connection with the use, operation and assembly of Licensed Products.

3.             DESCRIPTION, FORECASTS, AND USE

3.1   During the term hereof, LICENSEE agrees to purchase RICOH Printhead(s) and RICOH agrees to sell RICOH Printhead(s), in accordance with the terms and conditions set forth herein.

3.2   Upon execution of this Agreement, LICENSEE shall forward to RICOH a non-binding written forecast covering by quarter LICENSEE’s good faith estimate of its requirements for RICOH Printhead(s) over the following twelve (12) months. LICENSEE shall provide RICOH with updated forecasts at least once every calendar quarter during the Term hereof.

3.3  RICOH shall maintain sufficient capacity, capability, and raw materials to, and shall if ordered by LICENSEE, make reasonable efforts to  supply up to [***] of such forecasts.

***CONFIDENTIAL TREATMENT REQUESTED

3.4 LICENSEE agrees that the products purchased hereunder shall only be used in Licensed Products.

4.             TERM OF AGREEMENT

4.1          This Agreement shall be valid for a period of five (5) years (Term) beginning on the Effective Date, unless terminated earlier pursuant to Section 21. The Term shall automatically be extended for additional, consecutive one (1) year periods, unless either party gives the other written notice of termination at least six (6) months prior to the expiration of the Term or any subsequent renewal term.

5.             PRICES

Prices for the purposes of this Agreement will be those specified in Appendix C.

6.             OEM CERTIFICATION

6.1          LICENSEE represents that the Printhead(s) purchased hereunder will be utilized by LICENSEE in the assembly, and as a constituent part, of a Licensed Product assembled by LICENSEE and supplied for sale or lease to third parties in the regular course of LICENSEE’s business.

6.2          RICOH represents that the Printhead(s) will not be sold or otherwise made available, directly, or indirectly to any entity that may or will resell same, to LICENSEE customers, unless LICENSEE has explicitly directed otherwise in writing in a particular instance.

7.             PURCHASE ORDERS AND ACKNOWLEDGMENTS

7.1    Purchase Orders and Acknowledgments; Delivery Schedule.   LICENSEE shall order Printhead(s) by written purchase orders referencing this Agreement (“Purchase Orders”).  Purchase Orders shall state the Printhead quantities in minimum lots of fifty (50), applicable prices, requested delivery dates and shipping instructions.  RICOH will issue a Sales Order Notice (SON) either (a) acknowledging acceptance of LICENSEE’s Purchase Order and advising LICENSEE of RICOH’s delivery schedule; or (b)  rejecting LICENSEE’s Purchase Order solely due to non-conformance with the terms and conditions of the Agreement.   All Purchase Orders are deemed to be firm orders, not subject to cancellation.

7.2    Delivery/Terms at Expiration.  All Purchase Orders for Printheads must be received by RICOH before the end of the Term, and all Printheads shall be scheduled by LICENSEE for delivery no later than one hundred twenty (120) days after the end of the Term.   The terms and conditions of this Agreement shall remain in full force and effect until all deliveries are made, and thereafter with regard to any continuing obligation of either party.

7.3  The terms and conditions appearing on purchase orders, invoices, acknowledgments or other documents or forms exchanged by the parties shall in no way be construed to vary, modify or supplement the terms and conditions of this Agreement which terms and conditions may be modified only in accordance with paragraph 25.10.

8.             TERMS OF PAYMENT

8.1          Payment.  The manner and method of payment shall be those established from time to time by mutual agreement based upon the creditworthiness of LICENSEE and other factors. Unless otherwise agreed between the parties, all payments shall be in U.S. Dollars and shall be made by check, draft, wire transfer or letter of credit and shall be drawn on a U.S. Bank. Payment for the Printheads shall be due net [***] days from the date of invoice. The wiring instructions shall be as specified on invoice. If, and for so long as, LICENSEE fails to make payments when due, or otherwise defaults or breaches this Agreement, RICOH shall have the right to (a) suspend credit and delay shipment until such terms are met; and/or (b) change the payment terms; and/or (c) cancel any outstanding Purchase Order, and receive reimbursement for actual cancellation costs; and/or (c) pursue any other remedies available at law or equity.  Adjustment of credit limit shall be as mutually agreed between the parties.

8.2   Late Payments. Any payment not made on or before its due date may at the discretion of RICOH be subject to a prorated annual interest charge of the lesser of (a) eighteen percent (18%), or (b) the Bank of America prime rate reported in the Wall Street Journal (Western Edition) on the last business day of the calendar month immediately preceding the calendar month during which any amounts owing hereunder became delinquent, plus two percent  (2%) or (c) the maximum rate permitted by law.

8.3   Security Interest Reserved.  RICOH reserves, until full payment is received, a purchase money security interest in each Printhead sold pursuant to this Agreement.  RICOH’s repossession of Printheads pursuant to its security interest shall be without prejudice to any other remedies RICOH may have at law or in equity. RPSA shall have priority to the proceeds from the sale of Printheads subject to a perfected purchase money security interest.

8.4    Financial Information.  No more than once per calendar year, LICENSEE agrees to provide to RICOH the financial information set forth in Appendix D of this Agreement to assist RICOH in assessing LICENSEE’s creditworthiness upon request. RICOH shall reasonably determine whether an adequate credit line is available on LICENSEE’s account and the parties will discuss whether and what other credit arrangements are necessary.

9.             DELIVERY, TITLE, AND RISK OF LOSS

9.1          Lead Time.  Standard lead time for Printheads is ninety (90) days After Receipt of Order (ARO).  RICOH will consider written rescheduling requests made by LICENSEE on a case-by-case basis, and will quote rescheduling charges, if any, to LICENSEE for LICENSEE’s approval before implementing any requested schedule adjustments.

9.2          Title, Risk of Loss or Damage.  All Printheads shall be shipped F.O.B. RICOH’s dock, freight collect. Title for Printheads purchased by LICENSEE shall pass only upon payment in full for the Printheads. Risk of loss or damage to Printheads shall pass to LICENSEE upon delivery to the carrier at the F.O.B. point.

10.          SHIPPING, DELIVERY AND PACKAGING

10.1        Carrier Designation and Delivery Instructions.  The mode of transportation shall be designated by LICENSEE on each Purchase Order and may be revised by written notice received by RICOH at least twenty (20) business days before the scheduled delivery date.  Shipments against Purchase Orders without specific shipping and delivery instructions will be made at LICENSEE’s risk and expense via air transportation of RICOH’s reasonable choosing.

***CONFIDENTIAL TREATMENT REQUESTED

10.2  Packaging. The prices set forth in Appendix C include commercial packaging adequate for shipment by air or land surface carriers. Special packaging required by LICENSEE for shipment by other modes shall be quoted by RICOH on request.

11.          CONFIDENTIALITY

11.1 Protection and Nondisclosure. LICENSEE agrees to maintain RICOH’s Confidential Technical Information and any other confidential information exchanged between the parties (including but not limited to data, plans, specifications, designs and drawings, and financial information) in confidence from the time of disclosure and to use its best efforts to prevent the disclosure thereof to others, except (a) in confidence on a need-to-know basis, and (b) only to employees of LICENSEE who have agreed in writing to maintain such RICOH’s Confidential Technical Information in confidence, and (c) only to the extent necessary for making, using, repairing and maintaining the Licensed Products. RICOH agrees to maintain Licensee Technical Information (including but not limited to data, plans, specifications, designs and drawings) in confidence from the time of disclosure and to use its best efforts to prevent the disclosure thereof to others, except (a) in confidence on a need-to-know basis, and (b) only to employees of RICOH who have agreed in writing to maintain such Licensee Technical Information in confidence, and (c) only to the extent necessary for purposes of this Agreement.  The parties agree that the terms and conditions specified in this Agreement shall be treated by the parties as confidential information as addressed hereunder (i) except to the extent that applicable securities and other laws, rules, or regulations, and related proceedings or investigations require disclosure thereof, provided in such cases prior, written notice is given to the other party reasonably in advance to allow the other party to request confidential treatment or to seek a protective order to injunctive relief to limit the disclosure and such disclosure shall be so limited and further provided that the party requested to provide such information shall give the other party its reasonable cooperation in connection therewith and (ii) except to the extent required in due diligence procedures not required  under sub-clause (i) above, provided in such cases the party seeking to disclose shall be required to obtain prior, written consent of the other party, such consent not to be unreasonably withheld or delayed.

11.2     Prohibition on Use In Patent Applications.  LICENSEE shall not file a patent application anywhere in the world containing disclosure of RICOH’s Confidential Technical Information without first obtaining RICOH’s written permission.  RICOH shall not file a patent application anywhere in the world containing disclosure of LICENSEE’s Confidential Technical Information without first obtaining LICENSEE’s written permission.

11.3        Cessation of Use and Return. Upon expiration, termination or cancellation of this Agreement, or immediately once a need to comply with any surviving provisions of this Agreement ceases, each party shall cease using the other party’s confidential information and on request shall return all such information, including, without limitation, all copies, adaptations, interpretations and derivatives thereof.

12.                     LICENSE GRANT UNDER PATENT RIGHTS AND CONFIDENTIAL TECHNICAL INFORMATION

Subject to the terms and conditions of this Agreement, RICOH hereby grants to LICENSEE nontransferable rights:

12.1    Under Patent Rights and Confidential Technical Information to assemble, use and sell Licensed Products.

12.2        RICOH shall transfer to LICENSEE existing documentation embodying RICOH Confidential Technical Information that would in RICOH’s reasonable opinion be useful or required to LICENSEE in the assembly, operation and use of Licensed Products  RICOH makes no warranty (and LICENSEE agrees that none shall be implied) that any documentation supplied hereunder is error free. Once each year during the Term, RICOH shall supply LICENSEE with new documentation, if any, that has been prepared during the year to supplement or replace the documentation previously supplied to LICENSEE.

12.3        No right or license is granted to LICENSEE or to any third party, by implication, estoppel or otherwise under any patent, patent application or other patent right other than the Patent Rights. No right or license is granted, by implication, estoppel or otherwise, to any entity other than LICENSEE. No right or license is granted, by implication, estoppel or otherwise, other than those rights and licenses expressly granted in this Agreement.

12.4        Subject to the terms and conditions of this Agreement and only to effect the purpose of supplying RICOH Printheads to LICENSEE, LICENSEE hereby grants to RICOH nontransferable rights to use LICENSEE Technical Information in the manufacturing of RICOH Printheads.

13.          [***]

13.1        [***].

13.2        [***].

13.3        [***].

13.4        [***].

14.     AVAILABILITY AND DISCONTINUANCE

14.1   Availability. For a period of five (5) years from the earlier of (a) any termination of this Agreement pursuant to Section 21 below; or (b) the date of discontinuance of any Printhead model, RICOH shall make Printheads available for purchase by LICENSEE solely for use as Replacement Parts. During the last year of the five (5) year term indicated above, LICENSEE may place a final Purchase Order which will be fulfilled by RICOH within twelve (12) months of receipt of said final Purchase Order. LICENSEE understands and agrees that Printheads provided by RICOH pursuant to this Section 13.1 shall not be used by LICENSEE to manufacture new Licensed Products.

14.2    Discontinuance. RICOH reserves the right to discontinue the manufacture and supply of a Printhead model, provided that RICOH gives LICENSEE not less than eighteen (18) months’ prior written notice of such discontinuance, and RICOH agrees to honor all LICENSEE’s Purchase Orders for such Printheads within the notice period. After this notice period, Section 14.1 shall apply.

14.3   In the event the parties agree that Intellectual Property has resulted from the parties’ joint efforts under this Agreement, the parties agree to enter into a separate agreement that sets forth the terms and conditions that will govern such jointly developed Intellectual Property.

***CONFIDENTIAL TREATMENT REQUESTED

14.4  RICOH acknowledges the importance to LICENSEE of maintaining a continuous supply of  Printheads for customers of the Licensed Product, therefore, RICOH agrees to make arrangements for, provide, and maintain during the term hereof, [***], and (ii) a back-up supply of RICOH Apparatus, in quantities to be specified in Appendix E.

15.          TRAINING AND TECHNICAL SUPPORT

Technical support requested by LICENSEE will be charged at RICOH’s prevailing rate for such technical support, plus travel, lodging and other living expenses.

16.          INSPECTION AND ACCEPTANCE

16.1  LICENSEE may conduct, at its own expense, incoming acceptance tests to confirm that each Printhead operates in accordance with the applicable Printhead Specification attached  hereto as Appendix B. Acceptance testing of the  Printhead(s) shall be completed prior to any modifications and/or reconfiguration of the same by LICENSEE. It shall be LICENSEE’s responsibility to assure that changes made by it to  Printheads do not affect performance. The period for conducting such tests shall not exceed one-hundred eighty (180) calendar days from shipment to LICENSEE of the Printheads (“Acceptance Period”). Upon the expiration of the Acceptance Period the Printheads shall conclusively be deemed accepted, unless written notice of acceptance test failure is provided to RICOH prior to such expiration. Payment shall not be construed as acceptance.

16.2   At the commencement of deliveries of  Printheads, and thereafter from time to time during the Term of this Agreement and after reasonable notice to RICOH, LICENSEE’S representative(s) shall be entitled to visit the plant at which the Printheads are manufactured and view the complete testing of  the Printheads prior to shipment to LICENSEE, in accordance with RICOH’s standard test procedure. The inspection described above shall be carried out during normal working hours at no charge to LICENSEE, and shall not impede, delay or interfere with RICOH’s operations or deliveries.

17.          ENGINEERING CHANGES

17.1        If LICENSEE desires that RICOH modify the RICOH Printhead configuration, any such change shall be considered LICENSEE Technical Information and must be specified in writing to RICOH for discussion, quotation, agreement, and acceptance.

17.2        During the term of this Agreement RICOH will not make any change in  Printheads which would affect the Printhead’s form, fit, function, performance, appearance, electrical or mechanical interface, or interchangeability of parts, without first receiving LICENSEE’S written consent. Such consent shall not be unreasonably withheld.

17.3        Notwithstanding paragraph 17.2, any mandatory change required to meet safety requirements shall be promptly incorporated by RICOH into  the Printheads delivered to LICENSEE following the discovery thereof. A sufficient quantity of material kits will be delivered to enable LICENSEE to correct any affected  Printheads previously purchased. These mandatory change material kits will be made available to LICENSEE free of charge for a period not to exceed ninety (90) days from the issue date of the mandatory change notice. Installation of such kits shall be the responsibility of LICENSEE.

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17.4        RICOH has the right to supply an upgraded Printhead(s) to LICENSEE. Should RICOH develop an upgraded Printhead(s) at a lower price or improved performance, LICENSEE shall have the option to purchase such upgraded Printheads at the applicable price.

18.          TAXES

All payments made by LICENSEE to RICOH shall be subject to any applicable sales, use, withholding, excise, or other taxes, customs, and other charges levied by any governmental authority.  Any such applicable sales, use, or excise taxes or other charges levied by any government authority shall be separately itemized on RICOH’s invoice and paid by LICENSEE, unless LICENSEE furnishes to RICOH an exemption certificate or such other evidence prescribed by the appropriate taxing authority and acceptable to such authority as proof of exemption from such taxes.

19.          WARRANTIES AND DISCLAIMERS; PRODUCT LIABILITY

19.1   RICOH warrants that the Printheads, under normal use and service and when employed in accordance with the RICOH Technical Information, will be free from defects in materials and workmanship for a period of [***] from the date on which LICENSEE ships them for use to its customers, or [***] from the date of shipment to LICENSEE, whichever comes first.  The implementation of this requires LICENSEE to provide RICOH with a monthly list of Printhead serial numbers that were shipped so that the warranty status can be established for returned Printheads.

19.2  RICOH will, without charge, promptly repair or replace, at its option, the  Printheads,  or any part thereof (normal wear and tear excluded) which are determined to be defective within the warranty period and which are returned to RICOH, F.O.B. dock, RICOH’S designated facility, provided the Printhead(s) has not been damaged, subjected to excessive duty cycle, misuse or abnormal operation, or altered or improperly installed, repaired or maintained by Licensee or others in a manner which RICOH reasonably determines to have adversely affected performance or reliability as notified to LICENSEE in writing.

THE ABOVE WARRANTY DOES NOT COVER DAMAGE TO PRINTHEADS CAUSED BY THE USE OF RESIN THAT DOES NOT MEET RICOH’S INK SPECIFICATIONS AS NOTIFIED TO LICENSEE IN WRITING.

19.3    Warranty claims hereunder must be made promptly in writing, stating the nature and date of the failure, the Printhead(s) serial number, if applicable, and must be received by RICOH within the applicable warranty period.

19.4     The above warranty extends solely to LICENSEE and all warranty claims must be made by LICENSEE and not by customers of LICENSEE. Repair or replacement of Printheads, or any part thereof shall neither extend nor decrease the original warranty period.

19.5   RICOH’s liability is limited to, and LICENSEE’s sole and exclusive remedy for breach of warranty shall be, the repair or replacement of the defective Printheads, or any part thereof and does not include any labor related to the subsequent installation thereof.

***CONFIDENTIAL TREATMENT REQUESTED

Printheads, or any part thereof repaired or replaced by RICOH will be shipped to LICENSEE’s F.O.B. destination.

19.6    THE EXPRESS WARRANTIES OF RICOH MADE IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS AND MERCHANTABILITY, AND SET FORTH RICOH’s SOLE OBLIGATION AND LICENSEE’S EXCLUSIVE REMEDIES IN CONNECTION WITH SUCH WARRANTIES. EXCEPT TO THE EXTENT OF ITS OBLIGATIONS RELATED TO CONFIDENTIALITY NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, LOSS OF USE OR LOSS OF DATA, NOR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, REGARDLESS OF THE FORM OR CAUSE OF ACTION, WHETHER UNDER THIS AGREEMENT OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

19.7    LICENSEE or its customer shall have the sole control over, and responsibility for, the operation, use, sale and maintenance of Licensed Product. RICOH makes no warranty, express or implied, nor any representation or guarantee as to:

(A)           the performance of  Printhead(s) except that in addition to the other warranties contained herein RICOH does warrant under Paragraph 19 that the RICOH Printheads shall meet the Technical Specifications of the RICOH Printheads, which Specifications shall serve as “product acceptance specifications”;

(B)           RICOH Technical Information or Patent Rights, except as otherwise expressly set forth herein; or

(C)           the freedom from infringement of third party patents by use of RICOH Technical Information or Confidential Technical Information furnished hereunder or by use of inventions covered by Patent Rights, except that RICOH does agree to undertake the express obligations set forth in Article 20, Intellectual Property Indemnification/Defense and Hold Harmless, in connection with the matters described herein.

19.8     LICENSEE understands and agrees that for breach of any and all warranties and the sole remedies for RICOH’s liability of any kind (including liability for negligence) with respect to the Printheads or any part thereof and services covered by this Agreement and all other performance by RICOH under or pursuant to this Agreement, shall be limited to the remedies provided in this Article 19.

Subject to Article 19.9, with respect to any claim, suit or action for product liability (e.g., strict liability negligence or the like), to the extent such claim, suit or action results from LICENSEE’s making, using, and selling the Licensed Product, LICENSEE shall at its own expense, defend RICOH in any such claims, suits or actions, and pay RICOH reasonable attorneys’ fees and any damages or other sums which may be assessed or may become payable under any final decree or judgment in any such claim suit or action or under any settlement thereof, provided, however, that RICOH (a) promptly notifies LICENSEE  in writing, of such suit, claim or proceeding, (b) gives LICENSEE full information and assistance required to defend such suit, claim or proceeding, (c)

allows LICENSEE at LICENSEE’s expense sole direction and control over the defense and/or settlement of any such claim, suit or proceeding.

19.9     With respect to any claim, suit or action for product liability (e.g., strict liability negligence or the like) relating to the Printheads, RICOH shall at its own expense, defend LICENSEE in any such claims, suits or actions, and pay LICENSEE’s reasonable attorneys’ fees and any damages or other sums which may be assessed or may become payable under any final decree or judgment in any such claim suit or action or under any settlement thereof, provided, however, that LICENSEE (a) promptly notifies RICOH in writing, of such suit, claim or proceeding, (b) gives RICOH full information and assistance required to defend such suit, claim or proceeding, and (c) allows RICOH at RICOH’s expense, to direct the defense including selection of counsel and negotiation of any settlement.

20.                               INTELLECTUAL PROPERTY INDEMNIFICATION/ DEFENSE AND HOLD HARMLESS

20.1      Indemnification by RICOH.

20.1.1   Infringement.  RICOH agrees to (a) defend and indemnify LICENSEE, at RICOH’s own cost and expense, for any claims, suits or actions based on a claim that Printhead(s) purchased hereunder infringe any patent, copyright, mask work, trade secret or other proprietary right of any third party and (b) pay any damages, costs and expenses (including reasonable attorney’s fees) and other sums which may be assessed or may become payable under any final decree or judgment in any such claim, suit or action or under any settlement thereof, provided that (i) LICENSEE shall promptly notify RICOH in writing of any such claim of infringement and furnishes RICOH with all papers received by LICENSEE in connection therewith, (ii) RICOH shall have sole direction and control over the defense and/or settlement of any such claim, suit or proceeding and (iii) LICENSEE shall provide reasonable assistance to RICOH’s attorneys in connection with such defense and/or settlement.

20.1.2   RICOH’s Options.  If the use or sale of the Printhead is enjoined, RICOH shall have the right, at its option to (a) replace or modify the Printhead,  (b) procure for LICENSEE the right to continue use of the Printhead, or (c) repurchase the Printhead from LICENSEE and refund the purchase price paid, less a reasonable amount for use, depreciation, damage and obsolescence.

20.1.3   Matters Not Covered/Licensee’s Indemnity.  RICOH shall have no liability or other obligations under this Section or otherwise with respect to any suit, claim or proceeding brought against LICENSEE to the extent the alleged infringement arises from (a) the Licensed Product without regard to the Printhead; (b) an assembly wherein the Printhead is only a part thereof except to the extent that the suit, claim or proceeding arises solely from the Printhead; (c) modification of the Printhead as originally supplied by RICOH except as agreed to by the parties and contemplated by this Agreement; (d) the use, without regard to the Printhead, of an item (e.g., equipment, apparatus, ink or software) not provided by RICOH;  and (e) any marketing sale or use of the Printhead after LICENSEE receives notice of an alleged infringement.  Licensee hereby indemnifies RICOH against any loss or liability to the extent arising from a claim of infringement resulting from any of the matters described in (a) through (e) of this Section 20.1.3, provided however, that RICOH (a) promptly notifies LICENSEE  in writing, of such suit, claim or proceeding, (b) gives LICENSEE full information and assistance required to defend such suit, claim or proceeding, and (c) allows LICENSEE at LICENSEE’s expense sole direction and control over the defense and/or settlement of any such claim, suit or proceeding.

20.2   Indemnification by Licensee.

20.2.1  Manufacturing, Marketing and Distribution of Licensed Products.  LICENSEE acknowledges and agrees that LICENSEE is responsible for the manufacturing, use, maintenance, sale and other distribution and maintenance of the Licensed Products.  At its own expense, LICENSEE shall (a) defend and indemnify RICOH from and against any claims, suits or actions, alleging liability arising from or related to the manufacturing, use, maintenance, sale and other distribution and maintenance of the Licensed Products, except to the extent that such claim, suit, or action arises from the manufacturing, use, maintenance, sale and other distribution and maintenance of the Printhead unless such claim, suit, or action is the result of any modification of the Printhead by LICENSEE not contemplated by this Agreement and agreed to by the parties in which case LICENSEE shall have the duty to defend and indemnify RICOH as is set forth in this Section 20; and (b) pay any damages, costs and expenses (including reasonable attorney’s fees) and other sums which may be assessed or may become payable under any final decree or judgment in any such claim, suit or action or under any settlement thereof.

20.2.2     Infringement.  LICENSEE shall indemnify, defend and hold RICOH harmless  from and against any and all suits, claims or proceedings brought against RICOH alleging, and any and all damages, liabilities, costs and expenses (including but not limited to attorneys’ fees) incurred by RICOH as a result of any judgment or adjudication against RICOH in which it is determined that any Licensed Product, or any modifications made by LICENSEE to the Printhead as received from RICOH and not contemplated by this Agreement, or the RICOH Technical Information infringes any patent, copyright, mask work, trade secret or other proprietary right of any third party, provided that RICOH (a) notifies Licensee in writing promptly upon learning of any such claim and tenders to Licensee the opportunity to defend or settle such claim at LICENSEE’s expense, (b) cooperates with LICENSEE, at LICENSEE’s expense, in defending or settling such a claim, and (c) allows LICENSEE at LICENSEE’s expense sole direction and control over the defense and/or settlement of any such claim, suit or proceeding.

20.2.3 Liability.  THIS ARTICLE 20 STATES THE ENTIRE LIABILITY OF A PARTY FOR INTELLECTUAL PROPERTY INFRINGEMENT OR AN ALLEGATION THEREOF AND CONSTITUTES THE OTHER PARTY’S SOLE AND EXCLUSIVE REMEDY.  IN NO EVENT SHALL A PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, INCREASED DAMAGES UNDER 35 U.S.C. §284) ARISING OUT OF OR RELATING TO INFRINGEMENT OR AN ALLEGATION THEREOF.

21.      TERMINATION/CANCELLATION

21.1   This Agreement may be cancelled by either party at any time if the other party has substantially breached any material provision contained in this Agreement as finally determined by the dispute resolution processes identified in Article 24. Notwithstanding, RICOH shall have the right to cancel this Agreement if LICENSEE fails to cure a breach of an undisputed payment within thirty (30) days of the breach. In no event shall the shareholders, directors, officers or agents of either party be liable for the breach of this

Agreement; the only remedies for any such breach being the right to cancel the Agreement and pursue a claim for damages against the other contracting party.

21.2  If either party petitions for reorganization under the Bankruptcy Act or is adjudicated a Bankrupt, or if a receiver is appointed for either party’s business or if either party makes an assignment for the benefit of creditors or if an involuntary bankruptcy petition is brought against either party and has not been discharged within thirty (30) days of date brought and cannot perform its obligations pursuant to this Agreement, then the other party shall, without further notice, have the immediate right to terminate this Agreement.

21.3    Cancellation of this Agreement by either party shall be without prejudice to any other remedies such party may have.

21.4    Except in the event of an uncured RICOH breach, in the event that either party cancels this Agreement pursuant to this Article and in addition to any other remedies available to such party, LICENSEE shall be obligated to pay for all RICOH Printheads, and may be required to accept delivery of and pay for all Printheads that are on order as of the date of cancellation.

22.          GOVERNING LAW

22.1   This Agreement and its validity, construction, and performance, and all of the rights and duties in connection herewith, shall be governed by and construed under the laws of the State of Delaware, without regard to principles of conflicts of law.

23.          OTHER COMPLIANCE

Without limiting the generality of the parties’ legal compliance obligations, the parties acknowledge applicable European Union (EU) directives including Restriction on Use of Certain Hazardous Substances (RoHS) and related to Registration, Evaluation, Authorization and Restriction on Chemical Substances (REACH).  RICOH and the Printheads comply with all such regulations, except where applicable exemptions exist.  LICENSEE agrees that it will put only compliant Printheads (as integrated into the Licensed Product) purchased hereunder on the market in EU countries, taking into account any applicable exceptions.

24.    ARBITRATION; GOVERNING LAW; COSTS & ATTORNEYS’ FEES.

24.1  Arbitrable Matters. Any controversy or claim arising out of or relating in any way to this Agreement or its breach, but excluding matters (i) relating to validity, enforceability or infringement of patents, or (ii) for which injunctive or equitable relief is sought by a party to enforce a term hereof, in all cases if not otherwise settled by the parties, shall be finally settled by binding, expedited arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce.  In the event that the Arbitration Rules of the International Chamber of Commerce do not cover a question arising during the arbitration, then Article 24.4 hereof shall apply.

24.2   Process/Situs/Power of Arbitrator.  A party shall commence an arbitration proceeding by giving written notice of the other party, which notice shall also designate the matters to be arbitrated, in accordance with the Arbitration Rules of the International Chamber of Commerce. The arbitration proceedings shall be conducted in (and, with respect to such arbitration only, the parties consent to personal jurisdiction and venue in)

New York City.  The arbitration shall be carried on by a single arbitrator selected in accordance with the Arbitration Rules of the International Chamber of Commerce, and all hearings shall be before and transcribed by a certified court reporter certified in the jurisdiction in which the arbitration is pending. The arbitration shall be conducted entirely in the English language. Until a determination hereunder, the parties shall not cease to perform under this Agreement, and shall share the payment of the expenses of the arbitrator and the court reporter. The arbitrator shall have no power or jurisdiction to grant any party any remedy or relief inconsistent with the terms of this Agreement. The arbitrator shall have the power and jurisdiction to determine what issues are arbitrable under this Agreement.

24.3   Arbitrator’s Award; Effect. The arbitrator’s award shall be in writing, and shall include detailed Findings of Fact and Conclusions of Law. The arbitrator’s award shall be rendered within sixty (60) days after the conclusion of the arbitration proceedings (i.e., after the matter is deemed submitted to the arbitrator). Judgment upon the arbitration award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration award shall have the same force and effect as if the award and decision were made and entered by a trial court (e.g., Federal District Court). Any award or judgment shall include reasonable attorneys’ fees to the prevailing party.

24.4   Governing Law. For purposes of arbitration, this Agreement and its validity, construction, and performance, and all of the rights, duties and obligations of the parties undertaken hereunder and in connection herewith, shall be governed by and construed under the laws of the State of Delaware, without regard to principles of conflicts of law or rules of discovery or the equivalent.

24.5 Attorneys’ Fees, Costs. In any suit, action, arbitration or other proceeding between the parties relating in whole or in part to this Agreement, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses (including attorneys’ fees) incurred in the proceeding.

25.          GENERAL PROVISIONS

25.1   Attorneys’ Fees, Costs.  In any suit, action, arbitration or other proceeding between the parties relating in whole or in part to this Agreement, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses (including attorneys’ fees) incurred in the proceeding.

25.2     Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party shall assign this Agreement or any rights or duties hereunder without the advance written consent of the other party, which consent shall not be unreasonably withheld.  Any assignment or purported assignment to which written consent is not given shall be void.

25.3     Notices.  All notices, writings, or documents for delivery by either party to the other shall be deemed sufficiently given if delivered  (a) personally, (b) by an internationally recognized overnight courier; (c) via PDF or facsimile transmission with confirmation by mail; or (d) sent by registered mail (postage prepaid), and if addressed to the party at the addresses set out below.  Any notice so given shall be deemed to have been received on the date on which it was delivered, or the date on which it was transmitted if by facsimile or PDF, or on the fifth (5th) business day following the day of mailing thereof if by registered mail.

LICENSEE		RICOH
Address:	2 Holtzman Street, Science Park, Rehovot, Israel	Address:	2390-A Ward Avenue Simi Valley, CA 93065
Attention:	Rami Strul	Attention:	Joseph Ryan
Telephone:	+972-8-9314342	Telephone:	+1-805-578-4117
Facsimile:	+972-8-9314315	Facsimile:	+1-805-578-4299
Email:	ramis@objet.co.il	Email:	joseph.ryan@rpsa.ricoh.com

25.4  Section Headings.  The section headings in this Agreement are for reference purposes only, and shall not held to explain, modify or aid in the interpretation or construction of the provisions hereof.

25.5   Non-Waiver of Default.  Any waiver by either party of the breach or default of any of the terms or conditions of this Agreement by the other party contemporaneous or subsequent breach or default, whether the same as or similar to will not be considered as a continuing waiver or a waiver of any other prior, or different from, the breach or default waived.

25.6  Invalidity/Enforceability.  If any term or provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and each term and provision shall be valid and enforceable to the fullest extent permitted by law.

25.7  No Agency.  Nothing contained in this Agreement shall be construed or deemed hereby to create a principal/agent relationship between the parties nor any form of partnership or joint venture. RICOH and Licensee each acknowledge and agree that they are at all times and for all purposes hereunder independent contractors and that neither of them is authorized to take any action in the name of or on behalf of the other and that neither shall do so.

25.8  Export Laws and Regulations. Each party will comply with, and neither party shall commit any act or request the other party to commit any act which would violate either, the letter and/or spirit of the export control laws or regulations of the United States, Europe, or other applicable export control laws, rules or regulations, and neither party shall fail to take any action reasonable within its capacity to ensure compliance with such laws, rules or regulations, as applicable.

Each party represents and warrants that it shall not, directly or indirectly, export, re-export, or transship Printhead(s), technology or software (i) in violation of any applicable U.S. export control laws and regulations or applicable export control laws promulgated and administered by the government of any country having jurisdiction over the parties or the transaction(s) contemplated herein and (ii) for the purposes of disturbing international peace and security.

RICOH shall have the right to refuse to accept LICENSEE’s orders for Printheads or to deliver Printheads to fulfill any previously accepted order from LICENSEE, if RICOH determines and notifies LICENSEE, in good faith, that such proposed sale or other disposition of the Printhead(s) poses an unreasonable risk of (i) violation of any applicable export control law or regulation or (ii) disturbing international peace and security.

In the event RICOH refuses to deliver Printheads to fulfill previously accepted orders from LICENSEE as set forth in the paragraph immediately preceding, or the necessary export or re-export authorizations are not obtained within a reasonable period of time, RICOH, at its option, may cancel the order or contract, without penalty.

LICENSEE shall not use, sell, transfer or otherwise make available any goods/technology to be supplied by RICOH and/or its information under this Agreement to any firm(s), any corporation(s), and/or any person(s) that are related to the research and development of unlawful manufacturing and use of ordinary, nuclear, chemical, biological weapons and/or missile technology.

25.9   Force Majeure.  RICOH shall not be liable for delays in delivery or failure to manufacture due to causes beyond its reasonable control, including acts of God, acts or omissions of LICENSEE, acts or omissions of civil or military authority, fire, strikes, flood, epidemics, quarantine, restrictions, riots, war, terrorist acts or delays in transportation, inability to obtain necessary labor, materials or manufacturing facilities, or due to other causes beyond its reasonable control.  In the event of any such delay, the delivery date shall be extended for a period equal to the duration of the delay.

25.10 Modifications.  No alteration, amendment, variation, supplementation, modification or waiver of any of the terms or provisions of this Agreement shall be binding or effective for any purpose unless made pursuant to an instrument in writing signed by authorized representatives of both parties; provided, however, that waiver by either party hereto of compliance by the other party with any provision hereof or of any breach or default by such other party need be signed only by the party waiving such provision, breach or default.

25.11   Limitation of Liability.   IN NO EVENT SHALL A PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OREXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOSS OF REVENUES OR PROFITS OR LOSS OF USE OR DATA, ARISING OUT OF OR CONNECTED IN ANY WAY WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY IT, EXCEPT AS SET FORTH IN SECTION 19.6 ABOVE.

25.12  Counterparts.  This Agreement may be executed in a number of identical counterparts each of which for all purposes shall be deemed an executed original.  This Agreement may also be executed separately by all or any of the parties and all of such Agreements shall collectively be deemed as an original executed Agreement by all of the parties.

25.13   Entire Agreement.  This Agreement, including Appendices A, B, and C sets forth the entire Agreement and understanding between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous communications and agreements between them, written or oral, and is intended to be a complete and exclusive statement of the terms of the agreement between them.  The parties acknowledge that they have not relied upon any representation whatsoever of the other which is not contained in this Agreement.

25.14  In any suit, action, or other proceeding between the parties relating in whole or in part to this Agreement, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses (including attorneys’ fees) incurred in the proceeding.

25.15  Except with respect to the Printheads, RICOH gives no guarantees and is under no obligation to ensure that the Licensed Product will successfully comply with any regulatory standards.

25.16 LICENSEE and RICOH agree to abide by all federal, state and local laws and standards applicable to this Agreement and the transactions contemplated hereunder.

25.17 RICOH and LICENSEE each acknowledge that neither of them is authorized to take any action in the name of or on behalf of the other.

25.18  Each of the parties hereto are separate and independent legal entities. Nothing herein contained shall be construed or deemed hereby to create a principal/agent relationship between the parties nor any form of partnership or joint venture.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in duplicate by their duly authorized representatives as of the date(s) below written.

RICOH PRINTING SYSTEMS AMERICA, INC.		OBJET GEOMETRIES LTD.

By:	/s/ Hiroyuki Kajiyama	By:	/s/ David Reis
	(Authorized Signature)		(Authorized Signature)

Name:	Hiroyuki Kajiyama	Name:	David Reis
	(Type or Print)		(Type or Print)

Title:	President & CEO	Title:	CEO

Date:	May 5, 2011	Date:	4.5.2011

APPENDIX A

LICENSED PRODUCTS & FIELDS OF USE

The LICENSED PRODUCT shall be a fully integrated, self-contained, stand-alone machine, system or apparatus for producing three-dimensional objects from the accumulation of overlaid droplets of a curable medium, liquid at room temperature, including at least one PRINTHEAD, provided, however, a machine, system or apparatus shall not be excluded from meeting the “fully integrated, self-contained, stand-alone” limitation of the term “LICENSED PRODUCT” solely because the source of the data input is external thereto and not part thereof.

The FIELD OF USE shall mean and include only the producing of solid (including wholly or partially hollow), three-dimensional objects capable of being free-standing, as typically produced in the field of rapid prototyping and manufacturing, such as models, tools and prototypes, including the accumulation of at least two (2) consecutive layers of overlaid droplets of a curable medium liquid at room temperature. For avoidance of doubt, Field of Use does not include deposition of droplets onto a substrate to which droplets must remain bonded, including, for example, depositing layers onto printed circuit boards, integrated circuits, financial instruments, labels, textiles, and business forms.

APPENDIX B

SPECIFICATIONS for Gen3E1 and Gen3E3 Printheads

The Specifications shall be as agreed to in writing by the parties from time to time. Until replaced by the parties, the Specifications shall be those specifications for the Gen3E1 and Gen3E3 printheads last supplied by RICOH to LICENSEE prior to the date hereof.

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APPENDIX C

PRICING [***]

1. Pricing. RPSA agrees to sell to LICENSEE, and LICENSEE agrees to purchase the Gen3E1 and Gen3E3 Printheads in accordance with the pricing and the terms and conditions stated below:

Gen3E1 96 Channel Printhead

Monthly Purchase Volume	[***]		[***]		[***]		[***]		[***]
P/N 337931-002	$	[***]	$	[***]	$	[***]	$	[***]	$	[***]

Monthly Purchase Volume	[***]		[***]		[***]		[***]		[***]
P/N 337931-002	$	[***]	$	[***]	$	[***]	$	[***]	$	[***]

Monthly Purchase Volume	[***]		[***]		[***]
P/N 337931-002	$	[***]	$	[***]	$	[***]

•                  Notwithstanding the pricing in the above table, the pricing for 2011 is based upon a yearly purchase volume commitment of [***] Gen3E1 Printheads at the price of $[***] per Printhead.

•                  Non-wet coating option is an additional $[***] per Gen3E1 Printhead.

Gen3E3 192 Channel Printhead

Monthly Purchase Volume	[***]	[***]	[***]	[***]	[***]
P/N 338516-001	[***]	[***]	[***]	[***]	[***]

•                  Notwithstanding the pricing in the above table, the pricing for 2011 is based upon a yearly purchase volume commitment of [***] Gen3E3 Printheads at the price of $[***] per Printhead.

•                  Non-wet coating option is an additional $[***]per Gen3E3 Printhead.

The pricing schedule for subsequent years shall be based upon the yearly purchase volume commitment from LICENSEE and submitted to RICOH ninety (90) days prior to the expiration of the current year. The monthly purchase volume schedule above shall be used to determine pricing for subsequent years.

Monthly purchase volumes are part number specific and cannot be combined for additional discounts.

•                  All pricing is in U.S. Dollars, FOB RICOH’s dock, Simi Valley, CA 93065

***CONFIDENTIAL TREATMENT REQUESTED

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2.    [***]

[***]	2011	2012	2013 and beyond
[***]	[***]	[***]	[***]

***CONFIDENTIAL TREATMENT REQUESTED

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APPENDIX D

FINANCIAL INFORMATION

Financial Information

(in 000’s)

	FY2008	FY2009	FY2010
	Audited	Audited	Unaudited

Cash and Equivalents

Trade Accts Receivable

Inventory

Total Current Assets

Total Trade Accts Payable

Total Current Liabilities

Shareholder/Bank Loans

Total Liabilities

Total Net Sales

Total Pretax Income

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